UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

February 21, 2005

Date of Report (Date of earliest event reported)

BLUE MARTINI SOFTWARE, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-30925	94-3319751
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

2600 Campus Drive

San Mateo, California 94403

(Address of principal executive offices, including zip code)

(650) 356-4000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 21, 2005, Blue Martini Software, Inc. (the “Company”) entered into a severance agreement with an officer of the Company, Russell Gunderson, Vice President of Global Marketing and Business Development. The severance terms were approved by the Compensation Committee of the Company’s Board of Directors (the “Committee”) on January 20, 2005 and the form of severance agreement was approved by the Committee on February 19, 2005.

The key severance benefits provided under the agreement are as follows:

•	upon termination without cause (as defined in the agreement), Mr. Gunderson would be eligible to receive three months of each of annual salary and target bonus, and three months of continued COBRA health benefits; and

•	upon termination without cause in connection with a change in control transaction (as defined in the agreement), Mr. Gunderson would be eligible to receive a cash payment equal to six months of annual salary and target bonus, and six months of continued COBRA health benefits.

The description above is subject to, and qualified in its entirety by, the severance agreement, a copy of which is filed with this report as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
10.1	Letter Agreement dated February 21, 2005 by and between the Company and Russell Gunderson, Vice President of Global Marketing and Business Development

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BLUE MARTINI SOFTWARE, INC.
(Registrant)

Dated: February 25, 2005

By:	/s/ Eran Pilovsky
Eran Pilovsky
Chief Financial Officer

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